Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190607 and 333-260033 on Form S-8 of our reports dated March 8, 2022, relating to the financial statements of Expro Group Holdings N.V. and the effectiveness of Expro Group Holdings N.V.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 8, 2022